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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the 1997 Stock Option Plan of Ampco-Pittsburgh Corporation (Ampco) of our report dated January 27, 1999, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Ampco, which is incorporated by reference in Ampco's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, PA
March 13, 2001